UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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[ ]	Soliciting Material Pursuant to Rule 14a-12

inTEST Corporation
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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inTEST CORPORATION
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 29, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of inTEST Corporation will be held in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey, on Wednesday, June 29, 2016, at 11:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.

The election as directors of the five nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and the election and qualification of such director's successor;

2.	Ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2016;
3.	Approve, on an advisory basis, the compensation of our named executive officers; and
4.	Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed May 10, 2016, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

April 29, 2016

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this proxy statement. If you fail to specify your voting instructions for the election of directors or for the advisory vote on compensation, your shares will not be voted in such election due to rules applicable to broker voting, or we may incur additional costs to solicit votes. The enclosed envelope requires no postage if mailed in the United States.

TABLE OF CONTENTS

inTEST CORPORATION
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 29, 2016: Copies of this Proxy Statement and our 2015 Annual Report to Stockholders are available at http://investor.shareholder.com/intest/annual.cfm?AnnualPage=meeting.

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation on or about May 25, 2016, in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2016 Annual Meeting of Stockholders, to be held on Wednesday, June 29, 2016, at 11:00 A.M. Eastern Daylight Time, in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey.

The following questions and answers present important information pertaining to the meeting:
Q:	Who is entitled to vote?
A:	Stockholders of record as of the close of business on May 10, 2016 may vote at the meeting.

Q:	How many shares can vote?
A:

There were 10,429,434 shares issued and outstanding as of the close of business on April 27, 2016. Each stockholder entitled to vote at the meeting may cast one vote for each share owned by him, her or it which has voting power upon the matter in question and for the election of each director nominee, without cumulative voting.

Q:	What may I vote on?
A:	You may vote on the following matters:
the election of the five directors who have been nominated to serve on our Board of Directors;
the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2016;
the approval, on an advisory basis, of the compensation of our named executive officers; and
any other business that may properly come before the meeting.

Q:	Will any other business be presented for action by stockholders at the meeting?
A:

Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the Board of Directors recommend that I vote on each of the proposals?
A:	The Board recommends a vote "FOR" each of the director nominees and "FOR" each of Proposals 2 and 3.

Q:	How do I vote my shares?
A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own inTEST shares directly: your proxy is being solicited directly by us, and you can vote by paper, telephone or Internet, as described below, or you can vote in person if you attend the meeting.

If you vote by paper, please do the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares "FOR" each of the director nominees, "FOR" each of Proposals 2 and 3, and, in their discretion, on any other matter that properly comes before the meeting.

If you vote by telephone or over the Internet, you will find instructions on the enclosed proxy card that you should follow. There may be costs associated with telephonic or electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the stockholder.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction card directly from your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. If you fail to specify your voting instructions for the election of directors or for the advisory vote on compensation, your broker cannot direct the voting of your shares in those matters. Therefore, please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

If you hold your inTEST shares through a nominee and want to vote at the meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the meeting.

Q:	What if I want to change my vote or revoke my proxy?
A:

If you are a registered stockholder, you may change your vote or revoke your proxy at any time before the meeting by (i) notifying our corporate Secretary, Hugh T. Regan, Jr., in writing, that you revoke your proxy, (ii) voting in person at the meeting, or (iii) submitting a new proxy card. You may contact our Transfer Agent, Computershare Investor Services, at (800) 962-4284 to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, paper or in person. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:	The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present in order to convene the meeting.

Q:	How will directors be elected?
A:	A plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular director seat is elected to that seat.

Q:	How will the outcome of the proposal to ratify the selection of our independent registered public accounting firm be determined?
A:	To ratify the selection, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the ratification.

Q:	How will the advisory vote on the compensation of our named executive officers be approved?
A:

To approve the compensation of our named executive officers, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the proposal. The results of this stockholder vote are advisory in nature and non-binding on inTEST.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:

If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the director nominees and for the advisory vote on executive compensation in order for your shares to be counted in the election of directors and the advisory vote on executive compensation.  Under rules applicable to discretionary voting by brokers, brokers do not have the discretion to vote client shares in these matters if the stockholder has not specifically instructed the broker how to vote, and brokers may only vote in these matters as specifically instructed by their clients.  If a stockholder fails to provide voting instructions to the broker on a matter that the broker does not have discretion to vote, this is referred to as a "broker non-vote".  Broker non-votes will have no effect on the outcome of the election of directors or the advisory vote on executive compensation.

Brokers and other nominee holders may use their discretion to vote on the proposal to ratify the selection of our independent registered public accounting firm if no instructions are provided.

Q:	What is the effect if I withhold or abstain my vote?
A:

Withheld votes will have no effect on the outcome of the election of directors. An abstention will have the effect of a "no" vote with respect to the ratification of the selection of our independent registered public accounting firm and with respect to approval of the compensation of our named executive officers.

Q:	Do the directors and officers of inTEST have an interest in the outcome of the matters to be voted on?
A:

Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for such service as described later in this proxy statement under the heading "Director Compensation."

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of April 27, 2016, had beneficial ownership of approximately 21% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the five nominees for director set forth in this proxy statement, in favor of the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2016, and in favor of the approval of the compensation of our named executive officers.

Q:	Who will count the votes?
A:	Our transfer agent will count the votes cast by proxy. The Assistant Secretary of inTEST will count the votes cast in person at the meeting and will serve as the Inspector of Election.

Q:	Who can attend the meeting?
A:	All stockholders are invited to attend the meeting.

Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Officers and other employees of inTEST may solicit proxies in person or by telephone but will receive no special compensation for doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 27, 2016 (except where otherwise noted) by:

  each of our named executive officers (as that term is defined later in this proxy statement under the heading "Executive Compensation");
  each of our directors;
  all directors and executive officers as a group; and
  each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 10,429,434 shares of common stock outstanding as of April 27, 2016.

We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission ("SEC"). However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

Name of Beneficial Owner	Shares Beneficially Owned as of April 27, 2016(1)	Percent of Class (Approx.)
Directors and Named Executive Officers:
Steven J. Abrams, Esq. (2)	17,500	*
Joseph W. Dews IV (3)	17,500	*
William Kraut (4)	17,500	*
Alyn R. Holt (5)(6)(7)	1,832,031	17.6%
Robert E. Matthiessen (8)	136,619	1.3%
Hugh T. Regan, Jr. (9)	65,800	*
James Pelrin (10)	68,060	*
All directors and executive officers as a group (7 individuals) (11)	2,155,010	20.7%

Five-Percent Stockholders: (7)
BlackRock, Inc. (12)	561,946	5.4%
Nokomis Capital, LLC (13)	1,030,346	9.9%
Thomas A. Satterfield, Jr. (14)	1,271,817	12.2%
___________________________________ * Denotes less than one percent of class.

(1)

Includes unvested shares of restricted stock ("Restricted Shares"). Until such shares are vested, the beneficial owner does not have investment power over the restricted shares. Notwithstanding the future vesting of such power, the beneficial owner presently has sole voting power over the unvested shares of the restricted stock. The grants of restricted stock (other than the restricted shares granted to non-employee directors on January 22, 2016 (the "2016 director shares")) provided for vesting in increments of 25% on each of the first four anniversaries of the grant date, subject to certain conditions, including, but not limited to, the continued employment by, or service to inTEST of the respective beneficial owner through each such vesting date, with full vesting upon death, disability or change of control. The 2016 director shares provided for 100% vesting upon re-election as a director of inTEST at the 2016 Annual Meeting of Stockholders.

(2)	Includes 10,000 Restricted Shares, of which 7,500 shares are 2016 director shares.
(3)	Includes 12,500 Restricted Shares, of which 7,500 shares are 2016 director shares.
(4)	Includes 10,000 Restricted Shares, of which 7,500 shares are 2016 director shares.
(5)	The address of the stockholder is: c/o inTEST, 804 East Gate Dr., Suite 200, Mt. Laurel, New Jersey 08054.
(6)

Includes 375,000 shares held by two trusts established by Mr. Holt for which Mr. Holt has sole or shared investment and voting power, 150,427 shares held in a trust established by the will of Mr. Holt's deceased spouse of which Mr. Holt is Trustee, and 178,598 shares owned by Mr. Holt's daughter. Mr. Holt disclaims beneficial ownership of the shares owned by his daughter.

(7)

Mr. Holt, his daughter, and three trusts of which Mr. Holt or his daughter are trustees (the "Holt Family Owners") may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Collectively, as of April 27, 2016, the Holt Family Owners beneficially own an aggregate of 1,832,031 shares (17.6% of our outstanding common stock). Each of the Holt Family Owners disclaims beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of all of the shares that are owned by any other Holt Family Owner, except for any shares of which such Holt Family Owner has beneficial ownership by virtue of serving as trustee.

(8)	Includes 17,100 Restricted Shares. Excludes 61,618 shares owned by Mr. Matthiessen's spouse. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse.

(9)	Includes 14,700 Restricted Shares.
(10)	Includes 14,600 Restricted Shares and, as reported by the third-party Trustee of our 401(k) Plan as of March 31, 2016, 16,112 shares in the 401(k) Plan.

(11)	Includes 78,900 Restricted Shares.
(12)

According to a Schedule 13G/A filed with the SEC on January 26, 2016, as of December 31, 2015, BlackRock, Inc., a Delaware corporation, reported that it was the beneficial owner of 561,946 shares of inTEST common stock acquired by three of its subsidiaries: BlackRock Investment Management, LLC, BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors. BlackRock Institutional Trust Company, N.A. is identified in Exhibit A to the Schedule 13G/A as beneficially owning 5% or greater of the outstanding share of inTEST common stock. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power and sole dispositive power over all of the shares.

(13)

According to a Schedule 13G/A filed with the SEC on February 11, 2016, as of December 31, 2015, Nokomis Capital, LLC, a limited liability company organized under the laws of the State of Texas and Brett Hendrickson the principal of Nokomis Capital, LLC, are the beneficial owners of 1,030,346 shares of inTEST common stock. The principal business office of Nokomis Capital, LLC is 2305 Cedar Springs Rd., Suite 420, Dallas, TX 75201. Both Nokomis Capital, LLC, as the investment adviser to the Nokomis accounts, and Mr. Hendrickson, as principal of Nokomis Capital, LLC, may direct the vote and dispose of the 1,030,346 shares of common stock held by Nokomis accounts.

(14)

According to a Schedule 13G/A filed with the SEC on January 29, 2016, as of December 31, 2015, Thomas A. Satterfield, Jr. and A.G. Family L.P., as a result of a Joint Filing Agreement, reported beneficial ownership of 1,222,500 shares of inTEST common stock. Of the total shares reported as beneficially owned in this Schedule 13G/A, 50,000 shares are held jointly by Mr. Satterfield and his spouse; 2,000 shares are held individually by Mr. Satterfield's spouse; 100,000 shares are held by Tomsat Investment & Trading Co., Inc., a corporation wholly-owned by Mr. Satterfield and of which he serves as President; 420,000 shares are held by Caldwell Mill Opportunity Fund, which is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. Additionally, Mr. Satterfield has limited powers of attorney for voting and disposition with respect to 550,000 shares held by A.G. Family L.P; 35,000 shares held by Jeanette Satterfield Kaiser; 10,000 shares held by Richard Kaiser; and 2,500 shares held by David Satterfield. These individuals and entities have the right to receive or the power to direct the receipt of the proceeds from the sale of their respective shares. The principal address for Thomas A. Satterfield is 2609 Caldwell Mill Lane, Birmingham, Alabama 35243, and the principal address for A.G. Family L.P. is 571 McDonald Road, Rockwall, TX 75032. Mr. Satterfield has also filed two Forms 4 subsequent to December 31, 2015 reporting the acquisition (indirectly) of 49,317 shares of inTEST common stock after December 31, 2015 and through the date of this Table of Beneficial Ownership.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of not less than five directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified, or until his earlier resignation, retirement or removal. The number of directors that presently constitute the entire Board is five.

Listed below are the five nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

Recommendation of the Board

The Board of Directors recommends a vote "FOR" the election of each of the nominees to the Board of Directors named below.

Nominees for Election

The names of the persons nominated for election, each of whom presently serves as a director, are listed below, together with their ages and certain other information regarding the nominees.

Nominee	Age	Position
Alyn R. Holt	78	Executive Chairman and Director
Robert E. Matthiessen	71	President, Chief Executive Officer and Director
Steven J. Abrams, Esq	48	Director
Joseph W. Dews IV	49	Director
William Kraut	71	Director

Biographical and Other Information Regarding inTEST's Directors

Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors' experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board of Directors is set forth below.

Alyn R. Holt is a co-founder of inTEST Corporation and has served as our Chairman (renamed Executive Chairman in October 2007) since our inception in September 1981. Mr. Holt also served as our Chief Executive Officer from September 1981 to August 1998. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Holt's education as an engineer and his experience as the designer and developer of the basic products in our Mechanical Products segment, as well as his knowledge and industry experience as a founder and our former Chief Executive Officer for 17 years and an industry participant for approximately 50 years, are the attributes, skills, experiences and qualifications that allow Mr. Holt to provide visionary leadership as the Chairman of our Board of Directors.

Robert E. Matthiessen has served as our Chief Executive Officer since August 1998 and our President since February 1997. Mr. Matthiessen also served as our Chief Operating Officer from December 1997 to August 1998. Prior to that, Mr. Matthiessen served as our Executive Vice President after joining us in October 1984. Mr. Matthiessen has served as a director since February 1997. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Matthiessen's education and experience in the fields of mechanical and electrical engineering, his experience in the ATE industry throughout his over 40 year career and his extensive network of contacts and relationships in this industry, in addition to his over 25 years of experience at our Company, are the attributes, skills, experiences and qualifications that uniquely qualify him to execute our strategies and make valuable contributions as one of our directors.

Steven J. Abrams, Esq. was elected to serve as a director on January 8, 2013. In April 2016, Mr. Abrams joined Hogan Lovells US LLP as a partner. Prior to this, Mr. Abrams was with Pepper Hamilton LLP for 20+ years where he was co-chair of the Corporate Securities and Life Sciences Practice and a member of the Executive Committee. Mr. Abrams concentrates his legal practice on securities and merger and acquisition transactions. Mr. Abrams also counsels clients on governance, disclosure and transactional matters. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Abrams' 20 plus years of experience as a corporate and securities attorney providing counsel to corporations and other business entities regarding governance, disclosure and transactional matters allows Mr. Abrams to make a valuable contribution as one of our directors.

Joseph W. Dews IV was elected to serve as a director on April 10, 2014.  Mr. Dews has been a Partner at AGC Partners, an advisory-only technology investment bank since July 2012. Prior to that, Mr. Dews held various positions, including Managing Director and Partner, at ThinkEquity LLC from May 2007 to July 2012, and held various positions, including Managing Director and Principal, at Needham & Company from February 2001 to May 2007, both technology investment banks. Mr. Dews has acted as a strategic and financial advisor to numerous public and private technology companies in the U.S. and internationally, including assessing corporate strategies and evaluating options for fund raising, share repurchases and acquisitions of businesses. In addition to his experience as an investment banker, Mr. Dews has a technical background including a Bachelor of Science in Applied & Engineering Physics from Cornell University and approximately two years of experience in the semiconductor industry working as a Field Applications Engineer for Cirrus Logic KK. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Dews' over 20 years of experience as an investment banker and familiarity with the semiconductor industry uniquely positions him to contribute strategic insight, acquisition creativity, and other valuable contributions as one of our directors.

William Kraut was elected to serve as a director on January 8, 2013. Mr. Kraut was an audit partner with EisnerAmper LLP until he retired in August 2011. From December 1980 until July 2010 he was partner in charge of the audit practice, for both public and non-public companies, as well as partner in charge of quality control functions within the firm of Amper, Politziner & Mattia LLP until it combined with Eisner LLP to form EisnerAmper LLP in July 2010. Since December 2011, Mr. Kraut has been a partner of Newport Board Group LLC which provides consulting services to companies in various industries. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Kraut's accounting experience as a certified public accountant at a national accounting firm, including 30 years as an audit partner, give him insight into corporate finance trends and practices and in-depth understanding and familiarity with generally accepted accounting principles and internal control procedures. In 2014, Mr. Kraut was designated a Board Governance Fellow by the National Association of Corporate Directors. These attributes, skills, experiences and qualifications allows Mr. Kraut to make a valuable contribution as one of our directors and as the Chairman of our Audit Committee.

Director Independence

Our Board of Directors has determined that each of the current directors meets the independence requirements of the NYSE MKT Listing Rules (the "NYSE MKT Rules"), with the exception of Mr. Holt, who serves as our Executive Chairman, and Mr. Matthiessen, who serves as our President and Chief Executive Officer. In making the foregoing determination with respect to our non-employee directors, the Board did not identify any matters, transactions, relationships or arrangements that needed to be considered in determining independence of these directors.

Board Leadership Structure

Our Bylaws and Guidelines on Significant Corporate Governance Issues state our general policy that the position of Chief Executive Officer may be held by either the Executive Chairman or the President of inTEST. We believe this gives us the greatest flexibility to maintain strong leadership and management of inTEST. Presently, the position of Chief Executive Officer is held by the President. We believe this is the most appropriate structure at this time as it allows our Executive Chairman to maintain primary focus on long range administration and development of strategic initiatives, while the President has primary focus on daily operations, product development and synergies among our product segments. Our Guidelines on Significant Corporate Governance Issues also state the Board's belief that, for the effective operation of the Board, an independent director be designated as the Lead Independent Director. Our Lead Independent Director is William Kraut. As Lead Independent Director, he is responsible for calling and chairing meetings of the independent directors, acting as a liaison between the independent directors and the Executive Committee and performing various other duties. The general responsibilities of the Lead Independent Director are set forth in a written charter adopted by the Board and posted on our website: www.intest.com.

Risk Oversight

Management is responsible for the day-to-day management of risks that we face, while the Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. Management attends regular Board and Committee meetings and discusses with the Board or Committees the various risks confronting inTEST, including the operational, legal, market and competitive risks that we face. In addition, the Audit Committee regularly considers major financial risk exposures and the steps management has taken to monitor and control such exposures.

Transactions with Related Persons

We have not entered into any transactions with a related person since January 1, 2015, nor are we otherwise a party to a current transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds $120,000 and in which a related person had or will have a direct or indirect material interest. For purposes of this paragraph, a related person includes any executive officer, director or nominee for director, any greater than 5% beneficial owner of our common stock, and any immediate family or household member of any of the foregoing.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board of Directors currently has four standing Committees: Executive, Audit, Compensation, Nominating and Corporate Governance. Copies of the charters of each of these committees are posted on our website: www.intest.com.

The Executive Committee is appointed by the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs during intervals between meetings of the Board of Directors, and to provide oversight of, and make recommendations to, the Board of Directors regarding corporate initiatives and strategies. During 2015, the members of the Committee were Alyn R. Holt, Chairman, Steven J. Abrams, and Joseph W. Dews IV. The Committee held one meeting in 2015.

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our financial management and controls. The Committee's primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2015, the members of the Committee were, William Kraut, Chairman, Steven J. Abrams, and Joseph W. Dews IV. The Board of Directors has determined that Mr. Kraut meets the criteria of an "audit committee financial expert" as that term is defined in Item 401 of Regulation S-K. The Board of Directors has also determined that each of the members of the Committee is independent within the meaning of the NYSE MKT Rules. The Committee held eight meetings during 2015.

The Compensation Committee is appointed by the Board of Directors to review, evaluate, and approve the compensation and benefit programs of our executive officers, to administer our equity based compensation plans, and to review and recommend to the Board of Directors changes to our director compensation. During 2015, the members of the Committee were, Joseph W. Dews IV, Chairman, Steven J. Abrams, and William Kraut. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NYSE MKT Rules, including the stricter requirements of Section 803 of the NYSE MKT Company Guide, which are not applicable to smaller reporting companies, but which we have adopted as the standard of independence for this Committee. The Committee held seven meetings during 2015.

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to select the director nominees to be presented for election at future annual meetings of stockholders and to review and assess our corporate governance procedures. During 2015, the members of the Committee were Steven J. Abrams, Chairman, William Kraut, and Joseph W. Dews IV. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NYSE MKT Rules. See "Nominating Procedures" for information regarding the process for identifying and evaluating nominees, procedures for stockholder nominations and director qualifications. The Committee held three meetings during 2015.

Meetings

During the year ended December 31, 2015, the Board of Directors held a total of ten meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board of Directors are encouraged, but not required, to attend our annual meeting of stockholders, and may do so in person on by phone. Three of our directors attended the 2015 Annual Meeting held on June 24, 2015 by phone.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the Board of Directors, or with a particular director, may send a letter addressed to our Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder Board Communication" or "Stockholder Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board of Directors.

Compensation Procedures

During 2015, the Compensation Committee was comprised, and presently is comprised, solely of independent directors. Under Delaware state law, the Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees, each subcommittee to consist of one or more members of the Committee. No such delegation of authority to a subcommittee has occurred. All decisions regarding the compensation of our Executive Officers are approved by the Compensation Committee.

For purposes of considering and determining compensation for executive officers in years prior to and including 2015, our process had generally been initiated by a review of the individual contributions and performance of each executive officer, as described in this paragraph. Our Executive Chairman was responsible for evaluating the performance of the President and Chief Executive Officer and for presenting that evaluation to the Committee with his recommendation for the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer was responsible for evaluating the Chief Financial Officer and each of the General Managers of our Product Segments and for presenting his evaluations of these officers to the Compensation Committee with his recommendations for compensation. The Executive Chairman's compensation was determined by the Committee based upon its assessment of the performance of the Executive Chairman in light of the Chief Executive Officer's overall recommendations regarding executive compensation. In each case, the members of the Committee have had significant contact with each of our executive officers during the course of the year, such that the compensation decisions also reflected the Committee members' assessments of individual contribution and performance, as well as overall company and Product Segment performance.

For years prior to 2016, management would periodically obtain survey data of comparably situated companies from Economic Research Institute ("ERI") to guide it in its recommendations of compensation decisions. The specific parameters defined for ERI typically are job titles, company revenue size, company SIC code and geographic location. Based upon these inputs, ERI supplies base salaries, incentive and total compensation information for comparable positions. Where comparable positions did not exist, further analysis would be done to determine appropriate comparable compensation parameters. Thus, because it has been our practice to have both an Executive Chairman and a President and Chief Executive Officer, the starting point for our consideration of the compensation for these two positions was determined by combining the ERI data for the position of "Outside Chairman" and the position of "Inside Chairman and Chief Executive Officer" and adjusting for the additional activities and responsibilities of our Executive Chairman. The key data obtained from ERI that the Committee used were the ranges of fixed compensation (base salaries), variable compensation, and total compensation, as well as the mean of each range. This data was then compared to the actual compensation of each executive officer for the prior year and the average actual compensation for the past five years.

Changes to director compensation are periodically considered by the Committee and recommended to the Board of Directors for approval. Such changes may be proposed by any director. Any change in the compensation of any director or any group of directors is approved by a majority of non-interested directors, and, if such recommendation applies to the compensation of all directors, by a majority of the independent directors in addition to a majority of the directors then in office. For periods prior to 2016, information regarding director compensation at comparable companies was also obtained periodically from ERI.

Procedures Applicable to 2016 Executive Compensation. In the fall of 2015, the Compensation Committee determined to retain a compensation consultant to advise it regarding current best practices for executive and director compensation arrangements. Radford, the compensation consultant independently retained by the Compensation Committee, provided the Committee with peer group data regarding compensation arrangements, plans, and amounts. As a result of the Committee's analysis of the information provided, and with the recommendations of the compensation consultant, the Compensation Committee adopted a new management compensation plan with regard to both cash and equity compensation to more closely align executive compensation with specific objectives of the company and more closely align the executive officers' long-term interests to those of stockholders. In addition, based upon the consultant's recommendations, the Board approved increases in equity compensation for the independent directors to more closely align the independent directors' long-term interests to those of stockholders.

Nominating Procedures

Generally, in order to identify and evaluate director nominees, our Nominating and Corporate Governance Committee (which is comprised solely of independent directors) assesses the qualifications, expertise, performance and willingness to serve of each current director. If as a result of such assessment, or at any other time during the year, the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Committee and the Board. The candidates will be prioritized and a determination made as to whether a member of the Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact may be initiated by a search firm. The Chairman and one or more members of the Committee or the Board will interview the prospective candidate. Evaluations and recommendations of the interviewers will be shared with the Committee for final evaluation. The Committee will then meet to consider such recommendations and to determine which candidate (or candidates) to select. The Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

Each of the nominees for director included in this proxy statement were selected for re-election by the Committee. The full Board of Directors, including the Executive Chairman and the President and Chief Executive Officer, unanimously recommend the nominees for election by the stockholders of the Company.

Pursuant to the Charter of the Committee, the Committee considers all candidates, including candidates submitted by stockholders on the same basis. Stockholder recommendations with regard to director candidates may be submitted in writing to the Secretary of inTEST for consideration by the Committee. Each such recommendation should include the following information: (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of inTEST which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing stockholder(s), (vi) the number of shares of common stock owned by the proposing stockholder(s), and (vii) such other information as the stockholder making such recommendation believes would be relevant to the consideration of such candidate.

Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including (i) expertise in finance, economics, technology or markets related to the business in which inTEST and its subsidiaries may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and inTEST's charter and bylaws. While we do not have a policy related to Board diversity, the Committee seeks nominees whose qualifications provide a diversity of relevant experience and skill sets that synergistically combine to provide a strong management advisory and oversight capability.

Stockholders who wish to make nominations to be considered at the 2017 Annual Meeting of Stockholders may do so by following the procedures set forth in our Bylaws. See "Information Regarding Deadlines and Procedures for Submission of Stockholder Proposals and Nominations of Directors" for additional information regarding the deadlines and notice procedures.

AUDIT COMMITTEE REPORT

The Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2015 with management. The Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication With Audit Committees" with RSM US LLP, our independent registered public accounting firm ("IRPA Firm") for the year ended December 31, 2015. The Committee has received the written disclosures and the letter from RSM US LLP required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the IRPA Firm's independence from us and our subsidiaries) and has discussed with RSM US LLP their independence from us and our related entities.

Based on the review and discussions referenced above, the Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee:
William Kraut, Chairman
Steven J. Abrams, Esq.
Joseph W. Dews IV

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages are as follows:
Name	Age	Position
Alyn R. Holt	78	Executive Chairman and Director
Robert E. Matthiessen	71	President, Chief Executive Officer and Director
Hugh T. Regan, Jr.	56	Secretary, Treasurer and Chief Financial Officer
James Pelrin	64	Executive Vice President

Biographical and Other Information Regarding inTEST's Executive Officers

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve at the will of the Board of Directors.

Alyn R. Holt. See "Biographical and Other Information Regarding inTEST's Directors" above.

Robert E. Matthiessen. See "Biographical and Other Information Regarding inTEST's Directors" above.

Hugh T. Regan, Jr. has served as our Treasurer and Chief Financial Officer since joining us in April 1996 and has served as Secretary since December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

James Pelrin has served as our Executive Vice President since November 2015. Prior to that, Mr. Pelrin served as Vice President since August 2006 and as General Manager - Thermal Products Segment since November 2004. In addition, Mr. Pelrin has served as President of our subsidiary, Temptronic Corporation, since December 2008. Prior to that, Mr. Pelrin served as the General Manager of Temptronic Corporation since joining us in October 2001. From July 1999 to June 2001, Mr. Pelrin served as Vice President and General Manager of Accusonic Technologies, Inc., a privately held company that designs and manufactures hydro-acoustic measurement systems.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

The Compensation Committee is committed to the general principle that executive compensation should be commensurate with our performance and the performance of the individual executive officer. The primary objectives of our executive compensation program are to:

  attract and retain executive officers who demonstrate the leadership and management skills necessary to drive our long-term success;
  reward the achievement of our business goals and individual contributions toward achievement of those goals; and
  provide compensation opportunities linked to our performance and the interests of our stockholders.

Generally, decisions regarding our executive compensation program reflect the individual contributions and performance of each executive officer as well as our overall business goals and strategies, the business cycle of our industry and, if applicable, prior cost-containment initiatives and adjustments. In addition, our executive compensation program has been developed with reference to the executive compensation practices of comparable companies to ensure that the total compensation opportunity provided to our executive officers is competitive with the market in which we compete for executive talent.

Underlying our executive compensation program is the philosophy that the interests of our stockholders are best served by a program that includes a significant variable component based on our performance. For years prior to and including 2015, for executive officers who had price-setting authority (i.e., the Chief Executive Officer and the General Managers of our Product Segments), we tied the variable component of their compensation directly to the profitability of the relevant Product Segment or Segments for which they had responsibility. In this manner, we also effectively made the compensation of these executive officers follow the cyclicality of our business allowing our executive officers to share in our profitability during our "up" cycles and tighten their belts with reduced compensation when we had "down" cycles.

In years prior to and including 2015, our general philosophy was to structure executive compensation so that over a number of years cumulative variable compensation based upon profitability approximated one-third of cumulative fixed compensation, i.e., base salary, for each executive officer, respectively. This compensation allocation philosophy did not apply to our executive officers who did not have responsibility for price setting (that is, our Executive Chairman and Chief Financial Officer). In the case of our Chief Financial Officer, it was our practice to provide a discretionary bonus when deemed appropriate to do so. It was also our philosophy to make restricted stock awards and/or stock option awards periodically from time-to-time in order to align the executive officers' long-term interests to those of stockholders. Restricted stock awards may also have been made during down cycles in order to provide the executives with long-term opportunities to recover from associated compensation reductions.

Due to the cyclicality of our business, we also periodically temporarily reduced fixed compensation, such as when our business segments incurred losses or minimal earnings as in 2009. During such periods, little or no variable compensation was earned. When the economy and our business sectors regained strength, our compensation decisions focused first upon restoring fixed compensation, while recognizing the loss of variable compensation opportunities during the prior down years and seeking to restore such lost opportunities, so that our compensation structure reflected the ongoing contributions of our executive officers to our long-term success throughout the cycles.

Accordingly, in 2010, the base salaries of our executive officers were reinstated to the levels paid prior to our 2008 cost containment actions, with the exception that our Executive Chairman voluntarily retained his 2008 reduced salary. From 2010 through 2015, the base salaries of our executive officers remained fixed, except for our two General Managers, whose base salaries were adjusted in 2012 to be more in line with survey data obtained from ERI, and in November 2015, we increased the base salary of James Pelrin in connection with his promotion to Executive Vice President.

The following table compares the aggregate compensation for our five executive officers consisting of fixed compensation (base salary) and variable compensation (non-equity incentive plan compensation or bonus) to our pre-tax profits for the five year period ended December 31, 2015.
	2015	2014	2013	2012	2011
	- - - - - - - - - - -(In Millions) - - - - - - - - - - -
Net revenue	$38.9	$41.8	$39.4	$43.4	$47.3
Pre-tax profits	$ 2.6	$ 4.9	$ 4.0	$ 3.1	$ 7.7
Fixed compensation	$ 1.2	$ 1.2	$ 1.2	$ 1.2	$ 1.2
Variable compensation or bonus	.3	.4	.3	.3	.6
Total compensation	$ 1.5	$ 1.6	$ 1.5	$ 1.5	$ 1.8

The fixed compensation (base salary) and variable compensation arrangements of our named executive officers (as defined below) for 2015 are reflected in the table below:
Named Executive Officer	Title	Salary		Variable Component
Robert E. Matthiessen	President, CEO and Director	$317,242		1.5% of consolidated pre-tax profits plus 1.5% of each product segment's pre-tax profits.

Hugh T. Regan, Jr.	Secretary, Treasurer and CFO	$224,422		Discretionary (1)

James Pelrin	Executive Vice President	$220,000	(2)	2.5% of pre-tax profits of the Thermal Products segment.
(1)	Subject to inTEST having consolidated pre-tax profits and subject to the recommendation of the Chief Executive Officer and the approval of the Compensation Committee of the Board of Directors.
(2)	Effective November 16, 2015, Mr. Pelrin's annual fixed compensation (base salary) was increased to $275,000 in connection with his promotion to Executive Vice President.

The primary elements of our executive compensation include fixed compensation (base salary), benefits, variable compensation, stock-awards and change-in-control payments. The following sections set forth certain information with respect to the compensation we paid, or recognized as an expense in accordance with Accounting Standards Codification ("ASC") Topic 718 (Compensation - Stock Compensation) to our Chief Executive Officer and our two other most highly compensated executive officers who were serving as such at December 31, 2015. These officers are referred to as our "named executive officers."
Summary Compensation Table For the Fiscal Year Ended December 31, 2015
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(A)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Robert E. Matthiessen President, Chief Executive Officer and Director	2015 2014	$317,242 317,242	$ 500 500	(1) (1)	-- --	$123,666 164,783	(2) (2)	$4,750 4,750	(3) (3)	$446,158 487,275

Hugh T. Regan, Jr. Secretary, Treasurer and Chief Financial Officer	2015 2014	$224,422 224,422	$ 87,983 117,070	(4) (4)	-- --	-- --		$4,750 4,750	(3) (3)	$317,155 346,242

James Pelrin Executive Vice President	2015 2014	$228,038 220,000	-- --		-- --	$114,854 120.490	(5) (5)	$7,288 7,288	(6) (6)	$350,180 347,778

(A)	No stock awards were issued to any of our named executive officers in 2015 or 2014.

(1)	Represents an annual holiday bonus.

(2)	Consists of 1.5% of the consolidated pre-tax profits plus 1.5% of each product segment's pre-tax profits paid in March of 2016 and 2015, respectively.

(3)	Consists of matching contributions to 401(k) Plan Account.

(4)	Consists of $500 of annual holiday bonus paid in both 2015 and 2014. In addition includes $87,483 and $116,570 of discretionary bonus paid in March 2016 and 2015, respectively.

(5)	Consists of 2.5% of the pre-tax profits of the Thermal Products segment paid in March 2016 and 2015, respectively.

(6)	Consists of $4,750 for matching contributions to Mr. Pelrin's 401(k) plan account in both 2015 and 2014, and $2,538 for unused sick days in both 2015 and 2014.

Employment Agreements. We have not entered into any employment agreements with our named executive officers. However, as discussed in the "Potential Payments Upon Termination Following a Change of Control" section below, we have entered into agreements with Messrs. Matthiessen, Regan and Pelrin, which provide for the payment of certain benefits in the event of termination of employment following a change in control.

Variable Compensation. Variable compensation for 2015 was determined for each of our named executive officers, other than our Chief Financial Officer, under a pre-established formula tied to our pre-tax profitability as follows:

  President and Chief Executive Officer - Our President and Chief Executive Officer earned a cash incentive payment equal to 1.5% of our overall, consolidated pre-tax profits plus 1.5% of the pre-tax profits of each of our three product segments.
  Executive Vice President - The Executive Vice President earned a cash incentive payment equal to 2.5% of the pre-tax profits for the Thermal Products segment.

The amounts of annual variable compensation earned by our named executive officers, other than our Chief Financial Officer, for 2015 is set forth in the Summary Compensation Table under the column "Non-Equity Incentive Plan Compensation" in accordance with SEC rules.

In lieu of formula-based variable compensation, our Chief Financial Officer was eligible for a discretionary bonus, upon recommendation of the Chief Executive Officer and approval of the Compensation Committee. The amount of discretionary bonus awarded to our Chief Financial Officer for 2015 is included in the Summary Compensation Table under the "Bonus" column in accordance with SEC rules.

Grants of Stock-Based Awards. We did not grant any stock-based awards to our named executive officers in 2015.

Retirement Benefits. Our executive officers are provided retirement benefits under the tax-qualified 401(k) plan provided to our other domestic employees. Messrs. Matthiessen, Regan and Pelrin are subject to provisions that allow participants to make contributions from their own salary on a pre-tax basis and provide a discretionary employer matching contribution not to exceed $4,750 a year. The amount of employer contributions made to our 401(k) plans for our named executive officers for 2015 and 2014 are included in the column entitled "All Other Compensation" in the Summary Compensation Table. We do not provide any other retirement benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End For the Fiscal Year Ended December 31, 2015

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Robert E. Matthiessen	7,500(1)	$31,724
Hugh T. Regan, Jr.	7,500(1)	$31,724
James Pelrin	5,000(1)	$21,150

(1)	Represents the unvested portion of restricted stock that was granted on October 29, 2013 under the 2007 Stock Plan. These shares will vest in equal portions on October 29, 2016 and 2017.
(2)	Based on the closing share price on December 31, 2015 of $4.2299.

Structure of 2016 Executive Compensation. On January 22, 2016, as a result of the Committee's analysis of the information provided by and the recommendations of the compensation consultant, the Compensation Committee adopted a new management compensation program for the named executive officers to more closely align executive compensation with specific objectives of inTEST and more closely align the executive officers' long-term interests to those of stockholders. As part of the new plan:
1.	Base salaries were increased to the amounts shown in the table below;
2.

Incentive percentages and company (and business unit) performance targets were established for short term incentive compensation, specifically internal financial goals, the profitability of the Manipulator/Docking Hardware Product Group and executing on inTEST's acquisition strategy; and

3.	The named executive officers received awards of restricted stock and stock options in the amounts shown below.
2016 Executive Compensation and Equity Awards

Name	Annual Based Salary	Restricted Stock Awarded	Options Awarded
Robert E. Matthiessen	$348,966	9,600(1)	7,200(1)(2)
Hugh T. Regan, Jr.	$246,864	7,200(1)	5,400(1)(2)
James Pelrin	$286,000	9,600(1)	7,200(1)(2)

(1)	The restricted shares and options will vest in equal increments over four years beginning on the first anniversary of the awards on January 22, 2017.
(2)	The exercise price is $4.37, the closing price of inTEST's stock on the date of grant, January 22, 2016.

Potential Payments Upon Termination Following a Change of Control. We have Change-of-Control Agreements in place with Messrs. Matthiessen, Regan and Pelrin. These Change-of-Control Agreements provide for the payment of certain benefits upon the executive officer's termination of employment by us without Cause or by the executive officer for Good Reason within two years following a Change of Control. These benefits consist of the continuation of the executive officer's base salary and fringe benefits for the one year period following the termination of his employment and payment of the variable performance based compensation that he would have earned for such one year period.

Under the Change-of-Control Agreements, a Change of Control occurs in the event of:

  our dissolution or liquidation;
  the sale of substantially all of our assets, except to a stockholder who as of the date of the Change of Control Agreements owned 20% or more of our stock (a "Related Person");
  our merger or consolidation with another company unless our stockholders own stock in that company in the same proportion that they own stock in us prior to the transaction;
  any person or entity other than a Related Person obtains the voting control of 40% or more of our stock; or
  our directors and those persons our directors may nominate to become our directors, cease to comprise a majority of our Board members.

Under the Change-of-Control Agreements, a termination for "Cause" means the executive's termination by us because of an act of fraud upon inTEST, his willful refusal to perform the duties assigned to him by the Board or his conviction for any crime involving dishonesty or breach of trust or for any crime that is a felony or of moral turpitude.

The term "Good Reason" under the Change-of-Control Agreements means a material adverse change in an executive's status, responsibilities or benefits; a failure to be nominated or elected to his current officer position; a requirement to report to anyone other than his direct report; an assignment of duties inconsistent with his current officer position; any reduction in base salary, variable component or formula for determining the variable component which would have the effect of reducing his variable component, or other reduction in compensation or benefits; or a requirement to relocate more than thirty miles from his current office.

The benefits payable under the Change-of-Control Agreements are subject to the release of any claims that Messrs. Matthiessen, Regan and Pelrin may have against us pursuant to the agreements as we may request. Fringe benefits will be reduced or eliminated to the extent that comparable benefits are received from another source. Furthermore, the benefits will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

Also, in the event of a Change of Control, all equity awards issued to our named executive officers become 100% vested. For purposes of equity awards under the inTEST Corporation 2007 and 2014 Stock Plans, the definition of Change of Control is the same as defined above.

DIRECTOR COMPENSATION

Non-employee directors received in 2015 and currently receive an annual retainer of $25,000, non-employee members of the Executive Committee receive an additional annual fee of $15,000, the lead independent director receives an additional annual fee of $10,000, and the chairmen of the committees of the Board receive an additional annual fee as follows: the Chairman of the Audit Committee receives an additional annual fee of $20,000; the Chairman of the Compensation Committee receives an additional annual fee of $10,000; and the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $10,000. In addition, we reimburse non-employee directors' travel expenses and other costs associated with attending Board or committee meetings. We do not pay additional cash compensation to our executive officers for their service as directors.

The following table sets forth the compensation earned by, or paid in cash to, the members of our Board of Directors, who are not named executive officers, for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)		All Other Compensation ($)	Total ($)
Alyn R. Holt	-- (1)	--		$185,430 (1)	$185,430
Steven J. Abrams, Esq.	$ 50,000 (2)	--	(3)	--	$ 50,000
Joseph W. Dews IV	$ 50,000 (4)	--	(5)	--	$ 50,000
William Kraut	$ 55,000 (6)	--	(7)	--	$ 55,000

(A)	There were no stock awards granted in 2015.

(1)

Mr. Holt, Executive Chairman, is an executive officer of inTEST and, accordingly, is compensated as an employee. He receives no other fees for being a director. For the year ended December 31, 2015 he received a base salary of $180,180, an annual holiday bonus of $500 and matching contributions to his 401(k) Plan account of $4,750.

(2)	Consists of $25,000 annual retainer, $10,000 for service as Chairman of the Nominating and Corporate Governance Committee, and $15,000 for service on the Executive Committee.

(3)	As of December 31, 2015, Mr. Abrams held 5,000 unvested restricted shares that will vest in equal portions on January 8, 2016 and 2017.

(4)	Consists of $25,000 annual retainer, $10,000 for service as Chairman of the Compensation Committee, and $15,000 for service on the Executive Committee.

(5)	As of December 31, 2015, Mr. Dews held 7,500 unvested restricted shares that will vest in equal portions on April 10, 2016, 2017 and 2018.

(6)	Consists of $25,000 annual retainer, $20,000 for service as Chair of the Audit Committee and $10,000 for service as the lead independent director.

(7)	As of December 31, 2015, Mr. Kraut held 5,000 unvested restricted shares that will vest in equal portions on January 8, 2016 and 2017.

Structure of 2016 Director Compensation. During the fall of 2015, our Compensation Committee determined to retain a compensation consultant to advise it regarding current best practices in director compensation including the alignment of the independent directors' long-term interests to those of stockholders. As a result, in addition to the annual retainer described above, it was recommended and the Board approved the award of an additional 7,500 shares of restricted stock to each of the non-employee directors on January 22, 2016. Such shares will vest for a particular director upon such director's re-election at the 2016 Annual Meeting.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP was appointed as our independent registered public accounting firm ("IRPA Firm") on June 16, 2008. RSM US LLP audited our consolidated financial statements for the years ended December 31, 2015 and 2014. The Audit Committee of our Board of Directors has selected RSM US LLP as our IRPA Firm for the year ending December 31, 2016, subject to the determination of the 2016 audit fees. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace RSM US LLP as our IRPA Firm, and the selection of our IRPA Firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders, the Audit Committee is not bound to retain the IRPA Firm or to replace the IRPA Firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the IRPA Firm to be in the best interests of inTEST.

The following table sets forth the fees billed by RSM US LLP as described below:
	2015	2014
Fee Category:
Audit Fees	$281,486	$314,615
Audit-Related Fees	-	-
Tax Fees	56,809	51,168
All Other Fees	12,955	25,698

Total Fees	$351,250	$391,481

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for 2015 and 2014, respectively, that are included in quarterly reports during those years and services that are normally provided by our IRPA Firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed in each of 2015 and 2014 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services would include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of fees billed in each of 2015 and 2014 for tax related services including advice, preparation of returns and other tax services related to federal, state and international taxes.

All Other Fees: Consists of fees billed in each of 2015 and 2014 for all services other than those reported above.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to the Chairman of the Audit Committee, and if the Chairman of the Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting. The Audit Committee did not approve any services pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2015.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2016.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are again providing our stockholders with the opportunity at the annual meeting to approve, on a non-binding advisory basis, the 2015 compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Overview of Executive Compensation Program, the Summary Compensation Table and the related tables, notes, and narrative. As approved by our stockholders in 2013, and as recommended by the Board of Directors, this "say-on-pay" vote will be taken once every three years.

As described in the Overview of Executive Compensation Program, our 2015 executive compensation program was designed to provide our executive officers with compensation that is commensurate with our performance and the performance of the individual officer, reflecting the cyclicality of our business and allocating compensation between fixed pay and variable performance-based pay, and aligning the long-term interests of our executive officers with the long-term interests of our stockholders. We urge stockholders to read the discussion in this proxy statement of Executive Compensation which describes our principles and practices in more detail, including the Summary Compensation table and other related tables and narratives, which provide detailed information on the compensation of our named executive officers.

While this proposal is an advisory vote that will be non-binding on inTEST, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the compensation of our named executive officers. The results of this advisory vote will be reported in a Form 8-K following the annual meeting.

Recommendation of the Board

The Board of Directors recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during 2015, all Section 16(a) filing requirements applicable to these officers, directors and greater than ten-percent beneficial owners were timely met.

INFORMATION REGARDING DEADLINES AND PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Under the Proxy Rules of the SEC, stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2017 must send their proposals to Hugh T. Regan, Jr., Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054, not later than January 25, 2017. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC relating to stockholder proposals (Proxy Rule 14a-8) in order to be considered for inclusion in our proxy statement relating to that meeting.

Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of inTEST at the address set forth above, not later than 90 days and not earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders, subject to certain exceptions. Accordingly, a notice of a stockholder proposal, submitted outside of Rule 14a-8 under the Securities and Exchange Act, or a stockholder nomination for the 2017 Annual Meeting of Stockholders will be untimely if received by inTEST's Secretary before March 1, 2017 or after March 31, 2017, unless the date of the 2017 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2016 Annual Meeting. If the date of the 2017 Annual Meeting is changed by more than 30 days from the anniversary of the 2016 Annual Meeting, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of the 2017 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Bylaws set forth various qualifications and disclosure requirements for such advance written notice of a nomination or proposal to be in proper form. A stockholder wishing to submit such a notice should review the provisions of our Bylaws (which were filed with the SEC on June 25, 2014 as Exhibit 3.2 to our Current Report on Form 8-K). In general, the disclosure requirements include information about the stockholder making the nomination or proposal, information regarding the nominee or proposal, and in the case of a nomination, a certification and consent from the nominee. If a stockholder fails to comply with the time of notice procedures set forth in our Bylaws, that stockholder will not be entitled to present the proposal or nomination at the meeting. If, however, notwithstanding the requirements of the Bylaws, a proposal is brought before the meeting, then under the SEC's proxy rules, the proxies inTEST solicits with respect to the 2017 Annual Meeting of Stockholders will confer discretionary voting authority on the persons so named as proxies with respect to such proposal.

ANNUAL REPORT

Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2015), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

* * * * * * * * * * * * * * * * *

APPENDIX A

PROXY CARD

Proxy - inTEST Corporation

ANNUAL MEETING OF STOCKHOLDERS
JUNE 29, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF inTEST CORPORATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 29, 2016: Copies of the Proxy Statement and our 2015 Annual Report to Stockholders are available at http://investor.shareholder.com/intest/annual.cfm?AnnualPage=meeting.

The undersigned, revoking any contrary proxy previously given, hereby appoints Robert E. Matthiessen and Hugh T. Regan, Jr. (the "Proxies"), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held June 29, 2016, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on May 10, 2016 with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the Annual Meeting, or any postponement or adjournment thereof, including matters which are not timely made known to inTEST Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE, UNLESS VOTING BY TELEPHONE OR INTERNET.

Electronic Voting Instructions
Available 24 hours a day 7 days a week!
Instead of mailing your proxy card, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Eastern Time, on June 29, 2016.

Vote by Internet
[graphic QR code Omitted]	Go to www.investorvote.com/INTT Or scan the QR code with your smartphone Follow the setups outlined on the secured website

Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.     [X]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals
The Board of Directors recommends a vote FOR each of the nominees and FOR Proposals 2 and 3:
1. Election of the Directors.

	Nominees:	For	Withhold			For	Withhold			For	Withhold
01	Alyn R. Holt	[ ]	[ ]	02	Robert E. Matthiessen	[ ]	[ ]	03	Steven J. Abrams, Esq.	[ ]	[ ]
04	Joseph W. Dews IV	[ ]	[ ]	05	William Kraut	[ ]	[ ]
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2016.	[ ]	[ ]	[ ]	3.	Approval of the compensation of our named executive officers.	[ ]	[ ]	[ ]

B. Non-Voting Items
Change of Address - Please print new address below.	Comments - Please print your comments below.
________________________________________	________________________________________

C. Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as the name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy)-Please print date below.	Signature 1-Please keep signature within the box.	Signature 2-Please keep signature within the box.
/ /	_________________________________	__________________________________